Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

November 19, 2018

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, New York 10038

Re:	National General Holdings Corp.

Registration Statement on Form S-3 (Registration No. 333-224717)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced automatic shelf registration statement (the “Registration Statement”) that was filed by National General Holdings Corp., a Delaware corporation (the “Company”), on May 7, 2018 (Registration No. 333-224717) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of debt securities, warrants, units, preferred stock, depositary shares and common stock to be issued from time to time by the Company.

Pursuant to the Registration Statement, the Company is issuing 5,750,000 common shares, including 750,000 shares issued pursuant to the underwriters’ option to purchase additional common shares (the “Shares”).

We are familiar with (i) the Registration Statement, (ii) the prospectus dated May 7, 2018 included in the Registration Statement (the “Base Prospectus”), (iii) the prospectus supplement dated November 15, 2018 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) supplementing the Base Prospectus and relating to the Shares, (iv) the Underwriting Agreement, dated November 14, 2018, by and between the Company and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”), (v) certain resolutions of the Board of Directors of the Company adopted on May 7, 2018 and October 29, 2018, each as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things the offer, issuance, sale and distribution of the Shares, (vi) certain resolutions of the Pricing Committee of the Board of Directors adopted on November 14, 2018, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, and (vii) the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, in each case as currently in effect and as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the issuance of the Shares covered by the Registration Statement have been duly authorized and, when issued and delivered as contemplated by the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the laws of the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2018 and to its incorporation by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP

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